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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 19, 1999 relating to the consolidated financial statements and financial statement schedule of ZLand.com, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

                                                PRICEWATERHOUSECOOPERS LLP

Costa Mesa, California
March 28, 2000